As filed with the Securities and Exchange Commission on August 27, 2020.

Registration Statement No. 333-246382

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Blue Hat Interactive Entertainment Technology

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3942	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7th Floor, Building C, No. 1010 Anling Road

Huli District, Xiamen, China 361009

86-592-228-0081

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jolie Kahn, Esq. 12 E. 49th Street, 11th floor New York, NY 10017 Telephone: (516) 217-6379 Facsimile: (866) 705-3071

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Ordinary Shares (2)	$16,808,572	$2,181.75
Total	$16,808,572	$2,181.75

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act. 13,661,441 ordinary shares are being registered at the $1.23 closing sale price on August 13, 2020, for the selling stockholders, consisting of (i) 12,356,061 ordinary shares underlying $3,262,000 principal amount of Senior Secured Notes due October 30, 2021, (ii) 784,000 ordinary shares underlying 784,000 warrants issued to the selling stockholders and (iii) 521,380 ordinary shares underlying 200% of placement agent warrants issued in connection with the private placement of the Senior Secured Notes due October 30, 2021.

(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions. Filing fee paid with original filing of this Registration Statement on August 14, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE: This Amendment No. 1 to Registration Statement on Form F-1 is being filed for the sole purpose of updating the Exhibit Index and Exhibit 5.1 to this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1†	Memorandum and Articles of Association
3.2†	Form of Amended and Restated Memorandum and Articles of Association
4.1†	Specimen certificate evidencing ordinary shares
4.2†	Form of Representative’s Warrant
5.1*	Opinion Opinion of Campbells
10.1†	Unofficial English translation of Exclusive Business Cooperation Agreement, dated as of November 13, 2018, between Xiamen Duwei Consulting Management Co., Ltd. and Fujian Blue Hat Interactive Entertainment Technology Ltd.
10.2†	Unofficial English translation of Call Option Agreements, dated as of November 13, 2018, among the shareholders of Fujian Blue Hat Interactive Entertainment Technology Ltd., Fujian Blue Hat Interactive Entertainment Technology Ltd. and Xiamen Duwei Consulting Management Co., Ltd.
10.3†	Unofficial English translation of Equity Pledge Agreement, dated as of November 13, 2018, among the shareholders of Fujian Blue Hat Interactive Entertainment Technology Ltd., Fujian Blue Hat Interactive Entertainment Technology Ltd. and Xiamen Duwei Consulting Management Co., Ltd.
10.4†	Unofficial English translation of Shareholders’ Powers of Attorney, dated as of November 13, 2018
10.5†	Unofficial English translation of Irrevocable Commitment Letters, dated as of November 13, 2018
10.6†	Form of Indemnification Agreement between the registrant and its officers and directors
10.7†	Form of Indemnification Escrow Agreement
10.8†	Form of Director Agreement between the registrant and its directors
10.9†	Form of Independent Director Agreement between the registrant and its independent directors
10.10†	Form of Employment Agreement between the registrant and its officers
10.11†	Unofficial English translation of Customer Agreement between Fujian Blue Hat Interactive Entertainment Technology Ltd. and Fujian Wei Ya Culture Communication Co., Ltd., dated as of July 6, 2017
10.12†	Unofficial English translation of Customer Agreement between Fujian Blue Hat Interactive Entertainment Technology Ltd. and Dongguan Hou Jie Sheng Ping Toy Factory, dated as of June 8, 2017
10.13†	Unofficial English translation of Working Capital Loan Contract between Fujian Blue Hat Interactive Entertainment Technology Ltd. and Industrial Bank Co. Ltd., dated December 20, 2018
10.14†	Unofficial English translation of Working Capital Loan Contract between Fujian Blue Hat Interactive Entertainment Technology Ltd. and Industrial Bank Co. Ltd., dated December 20, 2018
10.15†	Unofficial English translation of General Contract for Highest Credit Granting between Fujian Blue Hat Interactive Entertainment Technology Ltd. and China Construction Bank, dated April 18, 2017
10.16†	Unofficial English translation of RMB Working Capital Loan Contract between Fujian Blue Hat Interactive Entertainment Technology Ltd. and China Construction Bank, dated March 1, 2018
10.17†	Unofficial English translation of RMB Working Capital Loan Contract between Fujian Blue Hat Interactive Entertainment Technology Ltd. and China Construction Bank, dated March 1, 2018
10.18†	Form of Securities Purchase Agreement dated July 8, 2020
10.19†	Form of Secured Convertible Promissory Note
10.20†	Form of Warrant to Purchase Ordinary Shares
10.21†	Form of Registration Rights Agreement
10.22†	Form of Shareholder Pledge Agreement
10.23†	Form of Voting Agreement
21.1†	List of Subsidiaries
23.1†	Consent of JLKZ CPA LLP, an independent registered public accounting firm
23.2*	Consent of Campbells (included in Exhibit 5.1)
24.1†	Power of Attorney (included on signature page of Form F-1 filed on March 4, 2019)
99.1†	Code of Business Conduct and Ethics

*	Filed herewith

†	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Xiamen, China, on August 27, 2020.

Blue Hat Interactive Entertainment Technology

By:	/s/ Xiaodong Chen
Name: Xiaodong Chen
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiaodong Chen	Chief Executive Officer and Director	August 27, 2020
Xiaodong Chen	(Principal Executive Officer)

/s/ Caifan He	Chief Financial Officer and Director	August 27, 2020
Caifan He	(Principal Financial and Accounting Officer)

/s/ Jianyong Cai	Chief Technology Officer and Director	August 27, 2020
Jianyong Cai

/s/ Qinyi Fu	Director	August 27, 2020
Qinyi Fu

/s/ Jun Ouyang	Director	August 27, 2020
Jun Ouyang

/s/ Huibin Shen	Director	August 27, 2020
Huibin Shen

/s/ Can Su	Director	August 27, 2020
Can Su

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Blue Hat Interactive Entertainment Technology has signed this registration statement or amendment thereto in Newark, Delaware on August 27, 2020.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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